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As filed with the Securities and Exchange Commission on March 7, 2001

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

THE VALSPAR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	36-2443580
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

1101 South Third Street, Minneapolis, Minnesota 55415
Telephone (612) 332-7371 Facsimile (612) 375-7313

(Address, including zip code and telephone number, including area code, of registrant's principal executive offices)

Paul C. Reyelts
Senior Vice President, Finance
Chief Financial Officer
The Valspar Corporation
1101 South Third Street
Minneapolis, Minnesota 55415
(612) 332-7371
(Name, address, including zip code, and telephone number, including area code, of agent for service)

COPIES TO:

Rolf Engh, Esq. Senior Vice President, General Counsel and Secretary The Valspar Corporation 1101 South Third Street Minneapolis, Minnesota 55415 (612) 332-7371	Martin R. Rosenbaum, Esq. Maslon Edelman Borman & Brand, LLP 3300 Wells Fargo Center 90 South 7th Street Minneapolis, Minnesota 55402 Telephone (612) 672-8200 Facsimile (612) 672-8397	Richard D. McNeil, Esq. Lindquist & Vennum, P.L.L.P. 4200 IDS Center 80 South 8th Street Minneapolis, Minnesota 55402 Telephone (612) 371-3211 Facsimile (612) 371-3207

Approximate date of commencement of proposed sale to public: From time to time after this Registration Statement becomes effective.

   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: /x/

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earliest effective registration statement for the same offering: / /

   If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box: / /

CALCULATION OF REGISTRATION FEE(1)

Title of Each Class of Securities to be Registered	Amount to be Registered(2)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)

Common Stock, par value $.50 per share(4), Debt Securities and Securities Warrants	$600,000,000	—	$600,000,000	$150,000

(1)
Estimated in accordance with Rule 457 solely for the purpose of calculation the registration fee.
(2)
The Registrant is registering an indeterminate number of or total principal amount of securities as may be issued at various times and at indeterminate prices, with a total public offering price not to exceed $600,000,000 or its equivalent in one or more currencies or, if any debt securities are issued at any original issuance discount, such greater amount as will result in net proceeds of $600,000,000 less the dollar amount of any previously issued securities. There are also being registered hereunder an indeterminate number of shares of Common Stock as shall be (a) issuable upon conversion, redemption or exercise of the Debt Securities or Securities Warrants registered hereunder, (b) necessary to adjust the number of shares of Common Stock from time to time reserved for issuance upon such conversion, redemption or exercise in accordance with the anti-dilutive provisions of the Debt Securities and Securities Warrants, and (c) issuable as a result of a stock split, stock dividend or other adjustment to or change in the outstanding shares of Common Stock.
(3)
Pursuant to Rule 457(p), the registrant hereby offsets against the filing fee required in connection with this registration statement the $83,400 paid by the registrant in connection with its previously filed Form S-3, Registration No. 333-78487 filed by The Valspar Corporation on May 14, 1999, under which the offering has terminated and all $300,000,000 in securities remain unsold. The remainder of $66,600 is paid herewith.
(4)
Associated with the Common Stock are common share purchase rights that will not be exercisable or evidenced separately from the Common Stock prior to the occurrence of certain events.

   The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

     [LOGO APPEARS HERE]

The Valspar Corporation
1101 Third Street South
Minneapolis, Minnesota 55415
(612) 332-7371

$600,000,000

THE VALSPAR CORPORATION

COMMON STOCK
DEBT SECURITIES
COMMON STOCK WARRANTS
DEBT WARRANTS

    We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and each prospectus supplement carefully before you invest.

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities offered by this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated            , 2001

ABOUT THIS PROSPECTUS

    This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a "shelf" registration process. Under this shelf process, we may offer common stock, debt securities, common stock warrants, debt warrants or any combination of these securities, either separately or in units, in one or more offerings up to a total dollar amount of $600,000,000. This prospectus provides you with a general description of those securities. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."

    The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about our company and the securities offered under this prospectus. That registration statement can be read at the SEC web site or at the SEC offices mentioned under the heading "Where You Can Find More Information."

WHERE YOU CAN FIND MORE INFORMATION

    We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549, 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. You can also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. Our SEC filings are also available at the office of the New York Stock Exchange. For further information on obtaining copies of our public filings at the New York Stock Exchange, you should call (212) 656-5060.

    We "incorporate by reference" into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. We incorporate by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 while this registration statement is effective:

  •
  Annual report on Form 10-K for the year ended October 27, 2000 (including information specifically incorporated by reference into our Form 10-K from our 2000 annual report to shareholders and our definitive notice and proxy statement for our 2001 annual meeting of shareholders held on February 28, 2001);

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  Quarterly report on Form 10-Q for the quarter ended January 26, 2001;

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  Current report on Form 8-K dated January 4, 2001, and Amendment on Form 8-K/A dated February 9, 2001;

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  The description of our common share purchase rights as set forth in Form 8-A filed on May 3, 2000; and

  •
  The description of our capital stock as set forth in the Registration Statement on Form S-2 (File No. 2-82000), declared effective March 9, 1983.

    The information in this prospectus about Valspar is not comprehensive and you should also read the information in the documents incorporated by reference into this prospectus. Information that we file later with the SEC and that is incorporated by reference into this prospectus will automatically update and supersede information in this prospectus.

    You may request a copy of any or all of the documents incorporated by reference in this prospectus at no cost, by writing to or telephoning us at the following address:

    Secretary
    The Valspar Corporation
    1101 Third Street South
    Minneapolis, Minnesota 55415
    (612) 332-7371

    You should rely only on the information included or incorporated by reference in this prospectus or the prospectus supplement. We have not authorized anyone else to provide you with different information. We may only use this prospectus to sell securities if we also deliver a prospectus supplement. We are only offering these securities in states where the offer is permitted. You should not assume that the information in this prospectus or the prospectus supplement is accurate as of any date other than the dates on the front of those documents. Information on our Web site is not a part of this prospectus or a prospectus supplement.

THE COMPANY

    The Valspar Corporation is a global leader in the paint and coatings industry, and we manufacture and distribute a broad range of products. Our Industrial product line includes decorative and protective coatings for metal, wood, plastic and glass for original equipment manufacturers. Our Packaging product line includes coatings and inks for rigid packaging, principally food and beverage cans. Our Architectural, Automotive and Specialty product line includes interior and exterior paints, varnishes and stains, aerosols, vehicle refinish coatings and high performance floor coatings. Valspar's products also include specialty polymers, composites and colorants.

    When we refer to "Valspar," "our company," "we," "our" and "us" in this prospectus under the headings "The Company" and "Use of Proceeds," we mean The Valspar Corporation and its subsidiaries. When we use these terms in other places in this prospectus, we refer only to The Valspar Corporation unless the context indicates that we mean something else.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

    This prospectus, including the documents that are and will be incorporated by reference into this prospectus, contain forward-looking statements regarding our plans, expectations, estimates and beliefs. Forward looking statements in this prospectus are typically identified by words such as "believes," "anticipates," "estimates," "expects," "intends," "will," "may" and other similar expressions. These forward-looking statements may include, among other things, projections of our future financial performance, our anticipated growth and anticipated trends in our businesses. These statements are only predictions, based on our current expectations about future events. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance or achievements or that predictions or current expectations will be accurate. These forward-looking statements involve risks and uncertainties, and our actual results, performance or achievements could differ materially from those expressed or implied by the forward-looking statements. The important factors that could cause our results to differ include those discussed under the section entitled "Forward-Looking Statements" in our 2000 Annual Report to Shareholders and similar sections in the other documents incorporated into this prospectus by reference. We encourage you to read these sections carefully. We will not necessarily update information in this prospectus or incorporated by reference into this prospectus if any forward-looking statement later turns out to be inaccurate.

USE OF PROCEEDS

    Unless the prospectus supplement states otherwise, the net proceeds from the sale of the offered securities will be added to our general funds and may be used to:

  •
  repay bank debt;
  •
  finance acquisitions of other assets and companies; and
  •
  provide working capital.

    Until the net proceeds have been used, they will be invested in short-term marketable securities.

RATIO OF EARNINGS TO FIXED CHARGES

	Fiscal Year Ended					Quarter Ended
	October 25, 1996	October 31, 1997	October 30, 1998	October 29, 1999	October 27, 2000	January 28, 2000	January 26, 2001
Ratio of Earnings to Fixed Charges	25.0x	18.3x	11.1x	7.4x	6.9x	4.5x	1.6x

    For purposes of calculating the ratios, fixed charges consist of interest expense, amortized expenses related to debt and estimated interest portion of operating leases. The ratio of earnings to fixed charges is calculated as follows:

(income before income taxes) + (fixed charges)
(fixed charges)

DESCRIPTION OF COMMON STOCK

    The following description of our common stock (the "Common Stock"), together with the additional information included in any applicable prospectus supplements, summarizes the material terms and provisions of the Common Stock, but is not complete. For the complete terms of the Common Stock, please refer to our certificate of incorporation, as amended, our bylaws and our rights agreement, which are incorporated by reference into the registration statement that includes this prospectus.

    Our certificate of incorporation, as amended, authorizes us to issue up to 120,000,000 shares of Common Stock. As of February 28, 2001, there were 42,588,472 shares of Common Stock outstanding, net of treasury shares, held by approximately 1,700 stockholders of record.

    Our Common Stock is traded on the New York Stock Exchange under the symbol "VAL." The Transfer Agent and Registrar for the Common Stock is Mellon Investor Services LLC.

    The holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Subject to preferences that may apply to any preferred stock outstanding, holders of the Common Stock are entitled to receive dividends out of assets legally available at the times and in the amounts that our board of directors may determine. The Common Stock has no preemptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding-up of our company, the holders of Common Stock are entitled to share in all assets legally available for distribution to stockholders after payment of all liabilities and the liquidation preferences, if any, of any outstanding preferred stock. Each outstanding share of Common Stock is, and any shares of Common Stock offered by this prospectus when they are paid for will be, fully paid and nonassessable.

    Members of our board of directors are divided into three classes and serve staggered three-year terms. This means that approximately one-third of our directors are elected at each annual meeting of shareholders and that it would take two years to replace a majority of the board of directors unless they are removed.

    Our bylaws provide that special meetings of stockholders can be called only by the chairman of the board, a majority of the board of directors, a majority of the executive committee of the board of directors, or the president.

Rights Plan

    On April 19, 2000, our board of directors declared a dividend of one common share purchase right (the "Right") for each outstanding share of Common Stock. The dividend was payable to stockholders of record on May 11, 2000. Each Right entitles the registered holder to purchase from us one share of Common Stock at a price of $140.00 per share, subject to adjustment. The description and terms of the rights are set forth in a Rights Agreement, dated as of May 1, 2000, between us and Mellon Investor Services LLC, as rights agent.

    The Rights are evidenced by the certificates representing Common Shares outstanding as of May 11, 2000, and no separate certificates evidencing the Rights were distributed. The Rights will separate from the Common Stock and become exercisable upon: (a) the tenth day following the first date of public announcement that a person or group of affiliated or associated persons has become the beneficial owner of 15% or more of our outstanding Common Stock; or (b) the tenth day following the commencement or public announcement of a tender offer or exchange offer, the consummation of which would result in a person or group of affiliated or associated persons becoming the beneficial owner of 15% or more of our outstanding Common Stock, unless our board of directors has determined that the tender or exchange offer is in our best interests.

    The purchase price payable and the number of shares of Common Stock issuable upon exercise of the Rights are subject to adjustment from time to time to prevent dilution: (a) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common Stock, (b) upon the grant to holders of the Common Stock of certain rights, options or warrants to subscribe for or purchase Common Stock or convertible securities at less than the then current market price of the Common Stock, or (c) upon the distribution to holders of the Common Stock of evidences of indebtedness or assets (excluding quarterly cash dividends or dividends payable in Common Stock) or of subscription rights or warrants (other than those described in clause (b) of this paragraph). With certain exceptions, no adjustment in the purchase price will be required until cumulative adjustments require an adjustment of at least 1% in the purchase price.

    In the event the Rights are exercisable, and in some circumstances if additional conditions are met, holders of our Common Stock, other than the acquiror, may purchase shares of Common Stock or securities of the acquiror with a then current market value of two times the exercise price of the Right. At any time after the Rights become exercisable (subject to certain exceptions), and prior to the acquisition by an acquiror of 50% or more of our outstanding Common Stock, our board of directors may exchange all or part of the Rights for shares of Common Stock at an exchange ratio of one share of Common Stock per Right, subject to adjustment.

    Until a Right is exercised, the holder of the Right has no rights, as such, as a stockholder of our company. The Rights are redeemable for $.001 per Right, subject to adjustment, at the option of our board of directors. The Rights will expire on May 11, 2010, unless they are redeemed or exchanged prior to that time, or unless our board of directors extends that date.

    The Rights plan adopted by our board of directors is designed to protect and maximize the value of the outstanding equity interests in our company in the event of an unsolicited attempt by an acquiror to take over our company, in a manner or on terms not approved by our board of directors. Takeover attempts frequently include coercive tactics to deprive the board of directors and stockholders of any real opportunity to determine our company's destiny. The board declared the Rights dividend to deter coercive tactics, including a gradual accumulation of shares of Common Stock in the open market of a 15% or greater position to be followed by a merger or a partial or two-tier tender offer that does not treat all of our stockholders equally. These tactics unfairly pressure stockholders, squeeze them out of their investment without giving them any real choice and deprive them of the full value of their shares. The declaration of the Rights dividend is not intended to prevent a takeover of our company and will not do so. Because we may redeem the Rights, they should not interfere with any merger or business combination approved by our board of directors.

    The Rights may have the effect of rendering more difficult or discouraging an acquisition of our company deemed undesirable by the board of directors. The Rights may cause substantial dilution to a person or group that attempts to acquire us on terms or in a manner not approved by our board of directors, unless the offer is conditioned upon the purchase or redemption of the Rights.

Delaware Anti-Takeover Law

    Our company is subject to Section 203 of the Delaware General Corporation Law regulating corporate takeovers. In general, this law prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for three years after the person became an interested stockholder unless, subject to specified exceptions, the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a "business combination" includes a merger, asset sale, stock sale or other transaction that results in a financial benefit to the interested stockholder. Generally, an "interested stockholder" is a person who, together with affiliates and associates, owns, or within three years prior, did own 15 percent or more of our voting stock. These provisions may have the effect of delaying, deferring or preventing a change in control of our company without further action by our stockholders.

DESCRIPTION OF DEBT SECURITIES

    This section describes the general terms and provisions of the debt securities. The prospectus supplement will describe the specific terms of any debt securities offered through that prospectus supplement and any general terms outlined in this section that will not apply to those debt securities.

    The Debt Securities will be issued under an indenture (the "Indenture") between us and the trustee named in the prospectus supplement (the "Trustee"). As used in this prospectus, "Debt Securities" means the debentures, notes, bonds and other evidences of indebtedness that we issue and the Trustee authenticates and delivers under the Indenture.

    We have summarized certain terms and provisions of the Indenture in this section. The summary is not complete. We have also filed the form of the Indenture as an exhibit to the registration statement that included this prospectus. You should read the form of Indenture for additional information before you buy any Debt Securities. The summary that follows includes references to section numbers of the Indenture so that you can more easily locate these provisions. Capitalized terms used but not defined in this summary have the meanings specified in the Indenture.

General

    The Debt Securities will be our direct unsecured obligations. The Indenture does not limit the amount of Debt Securities that we may issue and permits us to issue Debt Securities from time to time. Debt Securities issued under the Indenture will be issued as part of a series that has been established by us pursuant to the Indenture (Section 302). Unless a prospectus supplement relating to Debt Securities states otherwise, the Indenture and the terms of the Debt Securities will not contain any covenants designed to afford holders of any Debt Securities protection in a highly leveraged or other transaction involving us that may adversely affect holders of the Debt Securities.

    A prospectus supplement relating to a series of Debt Securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

  •
  the title and type of the Debt Securities;
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  any limit on the total principal amount of the Debt Securities;
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  the price at which the Debt Securities will be issued;
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  the date or dates on which the principal of and premium, if any, on the Debt Securities will be payable;
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  the maturity date of the Debt Securities;
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  if the Debt Securities will bear interest, and if so:
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  the interest rate on the Debt Securities;
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  the date from which interest will accrue;
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  the record and interest payment dates for the Debt Securities;
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  the first interest payment date; and
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  any circumstances under which we may defer interest payments;
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  any optional conversion provisions that would permit us or the Holders (as defined below) of Debt Securities to elect to convert the Debt Securities prior to their final maturity;
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  any optional redemption provisions that would permit us or the Holders (as defined below) of Debt Securities to elect redemption of the Debt Securities prior to their final maturity;
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  any sinking fund provisions that would obligate us to redeem the Debt Securities prior to their final maturity;
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  the currency or currencies in which the Debt Securities will be denominated and payable, if other than U.S. dollars;
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  any provisions that would permit us or the Holders of the Debt Securities to elect the currency or currencies in which the Debt Securities are paid;
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  whether the Debt Securities will be subordinated to our other debt;
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  any changes to or additional Events of Default (as defined below);
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  any changes to or additional covenants;
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  whether the Debt Securities will be issued in whole or in part in the form of Global Securities and, if so, the Depositary for those Global Securities (a "Global Security" means a Debt Security that we issue in accordance with the Indenture to represent all or part of a series of Debt Securities);
  •
  any special tax implications of the Debt Securities; and
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  any other terms of the Debt Securities.

    A "Holder" means the person in whose name a Note is registered in the Note Register (Section 101).

Payment and Transfer

    In the prospectus supplement, we will designate a "Place of Payment" where you can receive payment of the principal of and any premium and interest on the Debt Securities or transfer the Debt Securities. Even though we will designate a Place of Payment, we may elect to pay any interest on the Debt Securities by mailing a check to the person listed as the owner of the Debt Securities in the Note

Register or by wire transfer to an account designated by that person (Section 307). There will be no service charge for any registration of transfer or exchange of the Debt Securities, but we may require you to pay any tax or other governmental charge payable in connection with a transfer or exchange of the Debt Securities.

Denominations

    Unless the prospectus supplement states otherwise, the Debt Securities will be issued only in registered form, without coupons, in denominations of $1,000 each, or multiples of $1,000.

Original Issue Discount

    Debt Securities may be issued under the Indenture as Original Issue Discount Securities and sold at a substantial discount below their stated principal amount. If a Debt Security is an "Original Issue Discount Security," that means that an amount less than the principal amount of the Debt Security will be due and payable upon a declaration of acceleration of the maturity of the Debt Security pursuant to the Indenture (Section 301). The prospectus supplement will describe the federal income tax consequences and other special factors which should be considered prior to purchasing any Original Issue Discount Securities.

Consolidation, Merger or Sale

    The Indenture generally permits a consolidation or merger between us and another corporation. It also permits the sale or transfer by us of all or substantially all of our property and assets and the purchase by us of all or substantially all of the property and assets of another corporation. These transactions are permitted if:

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  the resulting or acquiring corporation (if other than us) assumes all of our responsibilities and liabilities under the Indenture, including the payment of all amounts due on the Debt Securities and performance of the covenants in the Indenture; and
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  immediately after the transaction, no Event of Default exists.

    If we consolidate or merge with or into any other corporation or sell all or substantially all of our assets according to the terms and conditions of the Indenture, the resulting or acquiring corporation will be substituted for us in the Indenture with the same effect as if it had been an original party to the Indenture. As a result, the successor corporation may exercise our rights and powers under the Indenture, in our name or in its own name and we will be released from all our liabilities and obligations under the Indenture and under the Debt Securities (Sections 801 and 802).

Modification and Waiver

    Under the Indenture, certain of our rights and obligations and certain of the rights of Holders of the Debt Securities may be modified or amended with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of each series of Debt Securities affected by the modification or amendment. The following modifications and amendments will not be effective against any Holder without its consent:

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  a change in the stated maturity date of any payment of principal or interest;
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  a change in the rate of interest;
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  a reduction in certain payments due on the Debt Securities;
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  a change in the Place of Payment or currency in which any payment on the Debt Securities is payable;

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  a limitation of a Holder's right to sue us for the enforcement of certain payments due on the Debt Securities;
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  a reduction in the percentage of Outstanding Debt Securities required to consent to a modification, waiver or amendment of the Indenture;
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  a modification of any of the foregoing requirements or a reduction in the percentage of Outstanding Debt Securities required to waive compliance with certain provisions of the Indenture or to waive certain defaults under the Indenture (Section 902).

Events of Default

    The term "Event of Default" when used in the Indenture with respect to any series of Debt Securities, means any of the following:

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  failure to pay interest on any Debt Security of that series for 10 days after the payment is due;
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  failure to pay the principal of or any premium on any Debt Security of that series when due;
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  failure to perform any other covenant in the Indenture that applies to Debt Securities of that series for 30 days after we have received written notice of the failure to perform in the manner specified in the Indenture;
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  default in payment of principal amount of $10 million or more under any Indebtedness for borrowed money (including other series of Debt Securities), or default under any mortgage, lien or other similar encumbrance, indenture or instrument (including the Indenture) which secures any Indebtedness for borrowed money, and which results in acceleration of the maturity of an outstanding principal amount of Indebtedness greater than $10 million, unless such default is cured or such acceleration is rescinded;
  •
  certain events in bankruptcy, insolvency or reorganization;
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  a final judgment for payment of money in excess of $10 million is entered against us and the judgment is unsatisfied for 60 days without a stay of execution; or
  •
  any other Event of Default that may be specified for the Debt Securities of that series when that series is created. (Section 501)

    If an Event of Default for any series of Debt Securities occurs and continues, the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Debt Securities of the series may declare the entire principal of all the Debt Securities of that series to be due and payable immediately. If such a declaration occurs, the Holders of a majority of the aggregate principal amount of the Outstanding Debt Securities of that series can, subject to certain conditions, rescind the declaration (Section 502).

    The prospectus supplement relating to each series of Debt Securities that are Original Issue Discount Securities will describe the particular provisions that relate to the acceleration of maturity of a portion of the principal amount of such series when an Event of Default occurs and continues.

    An Event of Default for a particular series of Debt Securities does not necessarily constitute an event of Default for any other series of Debt Securities issued under the Indenture. The Indenture requires us to file an Officers' Certificate with the Trustee each quarter that states that certain defaults do not exist under the terms of the Indenture (Section 1011). The Trustee may withhold notice to the Holders of Debt Securities of any default (except defaults in the payment of principal, premium, or interest) if it considers such withholding of notice to be in the best interests of the Holders (Section 602).

    Other than its duties in the case of a default, a Trustee is not obligated to exercise any of its rights or powers under the Indenture at the request, order or direction of any Holders, unless the Holders offer the Trustee reasonable indemnification (Section 603). If reasonable indemnification is provided, then, subject to certain other rights of the Trustee, the Holders of a majority in principal amount of the Outstanding Debt Securities of any series may, with respect to the Debt Securities of that series, direct the time, method and place of:

  •
  conducting any proceeding for any remedy available to the Trustee; or

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  exercising any trust or power conferred upon the Trustee (Section 512).

    The Holder of a Debt Security of any series will have the right to begin any proceeding with respect to the Indenture or for any remedy only if:

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  the Holder has previously given the Trustee written notice of a continuing Event of Default with respect to that series;

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  the Holders of at least 25% in aggregate principal amount of the Outstanding Debt Securities of that series have made a written request of, and offered reasonable indemnification to, the Trustee to begin such proceeding;

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  the Trustee has not started such proceeding within 60 days after receiving the request; and

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  the Trustee has not received directions inconsistent with such request from the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of that series during those 60 days (Section 507).

    However, the Holder of any Debt Security will have an absolute right to receive payment of principal of and any premium and interest on the Debt Security when due and to institute suit to enforce such payment (Section 508).

DESCRIPTION OF SECURITIES WARRANTS

    This section describes the general terms and provisions of the Securities Warrants (as defined below). The prospectus supplement will describe the specific terms of the Securities Warrants offered through that prospectus supplement and any general terms outlined in this section that will not apply to those Securities Warrants.

    We may issue warrants for the purchase of Common Stock or Debt Securities (the "Securities Warrants"). Securities Warrants may be issued alone or together with Common Stock or Debt Securities offered by any prospectus supplement and may be attached to or separate from those securities. Each series of Securities Warrants will be issued under a separate warrant agreement (a "Securities Warrant Agreement") between us and a bank or trust company, as warrant agent (the "Securities Warrant Agent"), which will be described in the applicable prospectus supplement. The Securities Warrant Agent will act solely as our agent in connection with the Securities Warrants and will not act as an agent or trustee for any holders of Securities Warrants.

    We have summarized certain terms and conditions of the Securities Warrant Agreements and Securities Warrants in this section. The summary is not complete. We have also filed the forms of Securities Warrant Agreements and the certificates representing the Securities Warrants (the "Securities Warrant Certificates") as exhibits to the registration statement that includes this prospectus. You should read the applicable forms of Securities Warrant Agreements and Securities Warrant Certificates for additional information before you buy any Securities Warrants.

General

    If we offer Securities Warrants, the applicable prospectus supplement will describe their terms. If Securities Warrants for the purchase of Debt Securities are offered, the applicable prospectus supplement will describe the terms of such Securities Warrants, including the following if applicable:

  •
  the offering price;

  •
  the currencies in which such Securities Warrants are being offered;

  •
  the designation, aggregate principal amount, currencies, denominations and terms of the series of the Debt Securities that can be purchased if a holder exercises such Securities Warrants;

  •
  the designation and terms of any series of Debt Securities with which such Securities Warrants are being offered and the number of Securities Warrants offered with each Debt Security or share of Common Stock;

  •
  the date on and after which the holder of such Securities Warrants can transfer them separately from the related Common Stock or series of Debt Securities;

  •
  the principal amount of the Series of Debt Securities that can be purchased if a holder exercised such Securities Warrant and the price and currencies in which such principal amount may be purchased upon exercise;

  •
  the date on which the right to exercise such Securities Warrants begins and the date on which such right expires;

  •
  United States federal income tax consequences; and

  •
  Any other terms of such Securities Warrants.

Securities Warrants for the purchase of Debt Securities will be in registered form only.

    If Securities Warrants for the purchase of Common Stock are offered, the applicable prospectus supplement will describe the terms of such Securities Warrants, including the following where applicable:

  •
  the offering price;

  •
  the total number of shares of Common Stock that can be purchased if a holder exercises such Securities Warrant and the price at which such Common Stock may be purchased upon each exercise;

  •
  the designation and terms of any series of Debt Securities with which such Securities Warrants are being offered and the number of Securities Warrants being offered with each Debt Security or share of Common Stock;

  •
  the date on and after which the holder of such Securities Warrants can transfer them separately from the related Common Stock or series of Debt Securities;

  •
  the date on which the right to exercise such Securities Warrants begins and the date on which such right expires;

  •
  United States federal income tax consequences; and

  •
  Any other terms of such Securities Warrants.

Securities Warrants for the purchase of Common Stock will be in registered form only.

    A holder of Securities Warrant Certificates may

  •
  exchange them for new certificates of different denominations,

  •
  present them for registration of transfer, and

  •
  exercise them at the corporate trust office of the Securities Warrant Agent or any other office indicated in the applicable prospectus supplement.

Until any Securities Warrants to purchase Debt Securities are exercised, the holder of such Securities Warrants will not have any of the rights of holders of the Debt Securities that can be purchased upon exercise, including the right to receive payments of principal, premium or interest on the underlying Debt Securities or to enforce covenants in the Indenture. Until any Securities Warrants to purchase Common Stock are exercised, holders of such Securities Warrants will not have any rights of holders of the underlying Common Stock, including the right to receive dividends or to exercise any voting rights.

Exercise of Securities Warrants

    Each holder of a Securities Warrant is entitled to purchase the principal amount of Debt Securities or number of shares of Common Stock, as the case may be, at the exercise price described in the applicable prospectus supplement. After the close of business on the day when the right to exercise terminates (or a later date if we extend the time for exercise), unexercised Securities Warrants will become void.

    A holder of Securities Warrants may exercise them by following the general procedure outlined below:

  •
  delivering to the Securities Warrant Agent the payment required by the applicable prospectus supplement to purchase the underlying security;

  •
  properly completing and signing the reverse side of the Securities Warrant Certificate representing the Securities Warrants; and

  •
  delivering the Securities Warrant Certificate representing the Securities Warrants to the Securities Warrant Agent within five business days of the Securities Warrant Agent receiving payment of the exercise price.

    If you comply with the procedures described above, your Securities Warrants will be considered to have been exercised when the Securities Warrant Agent receives payment of the exercise price. After you have completed those procedures, we will, as soon as practicable, issue and deliver to you the Debt Securities or Common Stock that you purchased upon exercise. If you exercise fewer than all of the Securities Warrants represented by a Securities Warrant Certificate, a new Securities Warrant Certificate will be issued to you for the unexercised amount of Securities Warrants. Holders of Securities Warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the Securities Warrants.

Amendments and Supplements to Securities Warrant Agreements

    We may amend or supplement a Securities Warrant Agreement without the consent of the holders of the applicable Securities Warrants if the changes are not inconsistent with the provisions of the Securities Warrants and do not materially adversely affect the interests of the holders of the Securities Warrants. We, along with the Securities Warrant Agent, may also modify or amend a Securities Warrant Agreement and the terms of the Securities Warrants if a majority of the then outstanding unexercised Securities Warrants affected by the modification or amendment consent. However, no modification or amendment that accelerates the expiration date, increases the exercise price, reduces the majority consent requirement for any such modification or amendment, or otherwise materially adversely affects the rights of the holders of the Securities Warrants may be made without the consent of each holder affected by the modification or amendment.

Common Stock Warrant Adjustment

    Unless the applicable prospectus supplement states otherwise, the exercise price of, and the number of shares of Common Stock covered by, a Common Stock Warrant will be adjusted in the manner set forth in the applicable prospectus supplement if certain events occur, including:

  •
  if we issue capital stock as a dividend or distribution on the Common Stock;

  •
  if we subdivide, reclassify or combine the Common Stock;

  •
  if we issue rights or warrants to all holders of Common Stock entitling them to purchase Common Stock at less than the current market price; or

  •
  if we distribute to all holders of Common Stock evidences of our indebtedness or our assets, excluding certain cash dividends and distributions described below, or rights or warrants, excluding those referred to above.

    Except as stated above, the exercise price and number of shares of Common Stock covered by a Common Stock Warrant will not be adjusted if we issue Common Stock or any securities convertible into or exchangeable for Common Stock, or securities carrying the right to purchase Common Stock or securities convertible into or exchangeable for Common Stock.

    Holders of Common Stock Warrants may have additional rights under the following circumstances:

  •
  a reclassification or change of the Common Stock;

  •
  a consolidation or merger involving our company; or

  •
  a sale or conveyance to another corporation of all or substantially all of our property and assets.

If one of the above transactions occurs and holders of our Common Stock are entitled to receive stock, securities, other property or assets, including cash, with respect to or in exchange for such Common Stock, the holders of the Common Stock Warrants then outstanding will be entitled to receive upon exercise of their Common Stock Warrants the kind and amount of shares of stock and other securities or property that they would have received upon the reclassification, change, consolidation, merger, sale or conveyance if they had exercised their Common Stock Warrants immediately before the transaction.

PLAN OF DISTRIBUTION

    We may sell any combination of the securities offered pursuant to this prospectus through agents, through underwriters or dealers or directly to one or more purchasers, or through a combination of these methods.

    Underwriters, dealers and agents that participate in the distribution of the securities offered pursuant to this prospectus may be underwriters as defined in the Securities Act of 1933 and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act of 1933. Any underwriters or agents will be identified and their compensation (including underwriting discount) will be described in the prospectus supplement. The prospectus supplement will also describe other terms of the offering, including any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the offered securities may be listed.

    The distribution of the securities offered under this prospectus may occur from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

    If the prospectus supplement indicates, we will authorize dealers or our agents to solicit offers by certain institutions to purchase offered securities from us pursuant to contracts that provide for payment and delivery on a future date. We must approve all institutions, but they may include, among others:

  •
  commercial and savings banks;

  •
  insurance companies;

  •
  pension funds;

  •
  investment companies; and

  •
  educational and charitable institutions.

    The institutional purchaser's obligations under the contract are only subject to the condition that the purchase of the offered securities at the time of delivery is allowed by the laws that govern the purchaser. The dealers and our agents will not be responsible for the validity or performance of the contracts.

    We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make as a result of those certain civil liabilities.

    When we issue the securities offered by this prospectus, they may be new securities without an established trading market. If we sell a security offered by this prospectus to an underwriter for public offering and sale, the underwriter may make a market for that security, but the underwriter will not be obligated to do so and could discontinue any market making without notice at any time. Therefore, we cannot give any assurances to you concerning the liquidity of any security offered by this prospectus.

    Underwriters and agents and their affiliates may be customers of, engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of their businesses.

LEGAL OPINIONS

    Rolf Engh, Esq., who is our General Counsel, or another of our lawyers, will issue an opinion about the legality of the securities offered by this prospectus. Mr. Engh owns, or has the right to own, a number of shares of our Common Stock, which represents less than 1% of the total outstanding Common Stock. Any underwriters will be represented by their own legal counsel.

EXPERTS

    Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule incorporated by reference or included in our Annual Report on Form 10-K for the year ended October 27, 2000, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

    Ernst & Young LLP, independent auditors, have audited the consolidated financial statements of Lilly Industries, Inc., included in our Form 8-K/A dated February 9, 2001, at November 30, 2000 and 1999 and for each of the three years in the period ended November 30, 2000, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. These financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following is an estimate, subject to future contingencies, of the expenses to be incurred by the Registrant in connection with the issuance and distribution of the securities being registered:

Registration Fee	$66,600
Legal Fees and Expenses*	60,000
Trustee Fees and Expenses*	20,000
Accounting Fees and Expenses*	25,000
Blue Sky and Legal Investment Fees and Expenses*	10,000
Printing and Engraving Fees*	20,000
Rating Agency Fees*	100,000
Miscellaneous*	23,400

Total*	$325,000

*
Estimated pursuant to instruction to Item 511 of Regulation S-K.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Under provisions of the Bylaws of the Registrant, directors and officers will be indemnified for any and all judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys fees, in connection with threatened, pending or completed actions, suits or proceedings, whether civil, or criminal, administrative or investigative (other than an action arising by or in the right of the Registrant), if such director or officer has been wholly successful on the merits or otherwise, or is found to have acted in good faith and in a manner he or she reasonably believes to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In addition, directors and officers will be indemnified for reasonable expenses in connection with threatened, pending or completed actions or suits by or in the right of Registrant if such director or officer has been wholly successful on the merits or otherwise, or is found to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Registrant, except in the case of certain findings by a court that such person is liable for negligence or misconduct in his or her duty to the Registrant unless such court or the Delaware Court of Chancery also finds that such person is nevertheless fairly and reasonably entitled to indemnity. The Registrant's Certificate of Incorporation also eliminates the liability of directors of the Registrant for monetary damages to the fullest extent permissible under Delaware law.

    Section 145 of the Delaware General Corporation Law states:

    (a) A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action arising by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

    (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expense which the Court of Chancery or such other court shall deem proper.

    Pursuant to the terms of forms of underwriting agreements and form of selling agency agreement filed as Exhibits 1(a), 1(b), and 1(c) to this Registration Statement, the directors and officers of the Registrant will be indemnified against certain civil liabilities that they may incur under the Securities Act of 1933 in connection with this Registration Statement and the related prospectus and prospectus supplement.

ITEM 16. EXHIBITS

    The following Exhibits are filed as part of this Registration Statement:

1(a)	Form of Underwriting Agreement for Debt Securities*
1(b)	Form of Selling Agency Agreement for Debt Securities*
1(c)	Form of Underwriting Agreement for Common Stock
4(a)	Form of Indenture*
4(b)	Form of Note*
4(c)	Form of Original Issue Discount Note*
4(d)	Form of Warrant Agreement
4(e)	Form of Common Stock Warrant Certificate
4(f)	Form of Debt Securities Warrant Certificate
4(g)	Form of Specimen Certificate for Common Stock
5	Opinion of Rolf Engh, Esq.
12	Calculation of Ratio of Earnings to Fixed Charges
23(a)	Consent of Rolf Engh, Esq. (included as a part of Exhibit 5)
23(b)	Consent of Ernst & Young LLP
23(c)	Consent of Ernst & Young LLP
24	Powers of Attorney (included with signature page)

*
Incorporated by reference to the same numbered Exhibits to the Registrant's Registration Statement on Form S-3, No. 333-78487, filed May 14, 1999.

ITEM 17. UNDERTAKINGS

    (a) The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

        (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (d) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

    (e) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (f)  The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis and the State of Minnesota, on the 7th day of March, 2001.

THE VALSPAR CORPORATION
By:	/s/ RICHARD M. ROMPALA
Richard M. Rompala Chairman of the Board, President and Chief Executive Officer

POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that the undersigned director and/or officer of The Valspar Corporation, a Delaware corporation (the "Corporation"), does hereby make, constitute and appoint Paul C. Reyelts and Deborah D. Weiss or any one of them, the undersigned's true and lawful attorneys-in-fact, with power of substitution, for the undersigned and in the undersigned's name, place and stead, to sign and affix the undersigned's name as director and/or officer of the Corporation to one or more Registration Statements, on Form S-3, or other applicable forms, and all amendments, including post-effective amendments, thereto, to be filed by the Corporation with the Securities and Exchange Commission ("SEC") in connection with the registration under the Securities Act of 1933, as amended, of debt securities or other securities of the Corporation, and to file the same, with all exhibits thereto and other supporting documents, with the SEC.

    The undersigned also grants to said attorneys-in-fact, and each of them, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted. This Power of Attorney shall remain in effect until revoked in writing by the undersigned.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 7th day of March, 2001, by the following persons in the capacities indicated:

Name	Title

/s/ RICHARD M. ROMPALA Richard M. Rompala	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)
/s/ PAUL C. REYELTS Paul C. Reyelts	Senior Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ LORI A. WALKER Lori A. Walker	Controller (Principal Accounting Officer)
/s/ SUSAN S. BOREN Susan S. Boren	Director

/s/ JEFFREY H. CURLER Jeffrey H. Curler	Director
/s/ CHARLES W. GAILLARD Charles W. Gaillard	Director
/s/ THOMAS R. MCBURNEY Thomas R. McBurney	Director
/s/ GREGORY R. PALEN Gregory R. Palen	Director

Lawrence Perlman	Director
/s/ EDWARD B. POLLAK Edward B. Pollak	Director
/s/ MICHAEL P. SULLIVAN Michael P. Sullivan	Director
/s/ RICHARD L. WHITE Richard L. White	Director

EXHIBIT INDEX

1(a)	Form of Underwriting Agreement for Debt Securities*
1(b)	Form of Selling Agency Agreement for Debt Securities*
1(c)	Form of Underwriting Agreement for Common Stock
4(a)	Form of Indenture*
4(b)	Form of Note*
4(c)	Form of Original Issue Discount Note*
4(d)	Form of Warrant Agreement
4(e)	Form of Common Stock Warrant Certificate
4(f)	Form of Debt Securities Warrant Certificate
4(g)	Form of Specimen Certificate for Common Stock
5	Opinion of Rolf Engh, Esq.
12	Calculation of Ratio of Earnings to Fixed Charges
23(a)	Consent of Rolf Engh, Esq. (included as a part of Exhibit 5)
23(b)	Consent of Ernst & Young LLP
23(c)	Consent of Ernst & Young LLP
24	Powers of Attorney (included with signature page)

*
Incorporated by reference to the same numbered Exhibits to the Registrant's Registration Statement on Form S-3, No. 333-78487, filed May 14, 1999.

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PROSPECTUS
ABOUT THIS PROSPECTUS
WHERE YOU CAN FIND MORE INFORMATION
THE COMPANY
CAUTION REGARDING FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
RATIO OF EARNINGS TO FIXED CHARGES
DESCRIPTION OF COMMON STOCK
DESCRIPTION OF DEBT SECURITIES
DESCRIPTION OF SECURITIES WARRANTS
PLAN OF DISTRIBUTION
LEGAL OPINIONS
EXPERTS
PART II
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX